First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60632




March 7, 2002


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60632

Re:  FT 606

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
82812 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust
Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President